EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:           February 3, 2015

FINANCIAL EDGE FUND, L.P. By: PL CAPITAL, LLC General Partner By: /s/ John W. Palmer John W. Palmer Managing Member	By: /s/ Richard J. Lashley Richard J. Lashley Managing Member
FINANCIAL EDGE-STRATEGIC FUND, L.P. By: PL CAPITAL, LLC General Partner By: /s/ John W. Palmer John W. Palmer Managing Member	By: /s/ Richard J. Lashley Richard J. Lashley Managing Member
PL CAPITAL/FOCUSED FUND, L.P. By: PL CAPITAL, LLC General Partner By: /s/ John W. Palmer John W. Palmer Managing Member	By: /s/ Richard J. Lashley Richard J. Lashley Managing Member

GOODBODY/PL CAPITAL, L.P. By: GOODBODY/PL CAPITAL, LLC General Partner By: /s/ John W. Palmer John W. Palmer Managing Member	By: /s/ Richard J. Lashley Richard J. Lashley Managing Member
GOODBODY/PL CAPITAL, LLC By: /s/ John W. Palmer John W. Palmer Managing Member	By: /s/ Richard J. Lashley Richard J. Lashley Managing Member
PL CAPITAL, LLC By: /s/ John W. Palmer John W. Palmer Managing Member	By: /s/ Richard J. Lashley Richard J. Lashley Managing Member
PL CAPITAL ADVISORS, LLC By: /s/ John W. Palmer John W. Palmer Managing Member	By: /s/ Richard J. Lashley Richard J. Lashley Managing Member
ALBERNET OU By: /s/ Irving A. Smokler Irving A. Smokler Principal

LASHLEY FAMILY 2011 TRUST By: /s/ Beth R. Lashley Beth R. Lashley Trustee
LASHLEY FAMILY 2012 TRUST By: /s/ Richard J. Lashley Richard J. Lashley Trustee

By: /s/ John W. Palmer John W. Palmer
By: /s/ Richard J. Lashley Richard J. Lashley
By: /s/ Robin Lashley Robin Lashley
By: /s/ Irving A. Smokler Irving A. Smokler